Exhibit 99.1

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed financial statements are based on the historical consolidated financial statements of Rockies Region 2007 Limited Partnership (this “Partnership”) and have been adjusted to give effect to the divestiture of its Piceance Basin oil and gas properties (the “Divestiture”). The unaudited pro forma condensed balance sheet as of March 31, 2013 gives effect to the Divestiture as if it had occurred on March 31, 2013. The unaudited pro forma condensed statements of operations for the years ended December 31, 2012 and 2011 and the three month periods ended March 31, 2013 and 2012 give effect to the Divestiture as if it had occurred on January 1, 2011. The unaudited pro forma condensed information has been prepared using estimates based on preliminary amounts and is subject to customary adjustments.

The unaudited pro forma condensed information should be read in conjunction with this Partnership's historical consolidated financial statements and accompanying notes which are included in its Annual Report on Form 10-K for the year ended December 31, 2012, as filed on March 15, 2013 with the U.S. Securities and Exchange Commission (the “SEC”), and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, as filed on May 9, 2013 with the SEC.

The results of operations for the three month periods ended March 31, 2013 and 2012 included in this Partnership's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 give effect to the Divestiture as discontinued operations. Therefore, no pro forma adjustments have been reflected in the condensed statements of operations for the three month periods ended March 31, 2013 and 2012.

The pro forma condensed statements of operations for the years ended December 31, 2012 and 2011 include the following adjustments:

•	Natural gas, NGL and crude oil sales have been adjusted downward to reflect the reduction in revenue related to assets being divested; and

•
Natural gas, NGL and crude oil production costs, depreciation, depletion and amortization and accretion of asset retirement obligations have been adjusted downward to reflect the costs and expenses associated with the assets being divested.

The pro forma condensed balance sheet as of March 31, 2013 includes the following adjustments:

•	The sales price, net of selling fees and other preliminary adjustments, is reflected in cash and cash equivalents;

•	The adjustments to assets and liabilities held for sale, other current assets and current liabilities reflect a reduction in the value of the assets and related liabilities being divested; and

•	The net loss on these transactions is reflected as an adjustment to partners' equity.

ROCKIES REGION 2007 LIMITED PARTNERSHIP
Pro Forma Condensed Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2013			2012
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma
Revenues:
Natural gas, NGL and crude oil sales	$1,667,340	$—	$1,667,340	$1,478,809	$—	$1,478,809
Commodity price risk management gain, net	(487,209)	—	(487,209)	1,521,330	—	1,521,330
Total revenues	1,180,131	—	1,180,131	3,000,139	—	3,000,139

Operating costs and expenses:
Natural gas, NGLs and crude oil production costs	308,500	—	308,500	362,858	—	362,858
Direct costs - general and administrative	44,649	—	44,649	38,784	—	38,784
Depreciation, depletion and amortization	901,912	—	901,912	887,836	—	887,836
Accretion of asset retirement obligations	16,573	—	16,573	15,336	—	15,336
Total operating costs and expenses	1,271,634	—	1,271,634	1,304,814	—	1,304,814

Net income (loss) from continuing operations	$(91,503)	$—	$(91,503)	$1,695,325	$—	$1,695,325

Net income (loss) allocated to partners	$(91,503)	$—	$(91,503)	$1,695,325	$—	$1,695,325
Less: Managing General Partner interest in net income (loss)	(33,856)	—	(33,856)	627,270	—	627,270
Net income (loss) allocated to Investor Partners	$(57,647)	$—	$(57,647)	$1,068,055	$—	$1,068,055

Net income (loss) per Investor Partner unit	$(13)		$(13)	$239		$239

Investor Partner units outstanding	4,470.00		4,470.00	4,470.00		4,470.00

ROCKIES REGION 2007 LIMITED PARTNERSHIP
Pro Forma Condensed Consolidated Statements of Operations
(unaudited)

	Year Ended December 31,
	2012			2011
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma
Revenues:
Natural gas, NGL and crude oil sales	$8,261,258	$(2,356,542)	$5,904,716	$10,560,194	$(4,543,532)	$6,016,662
Commodity price risk management gain, net	1,078,580	—	1,078,580	4,064,746	—	4,064,746
Total revenues	9,339,838	(2,356,542)	6,983,296	14,624,940	(4,543,532)	10,081,408

Operating costs and expenses:
Natural gas, NGLs and crude oil production costs	2,809,758	(1,505,082)	1,304,676	4,368,553	(2,894,843)	1,473,710
Direct costs - general and administrative	200,972	—	200,972	213,327	—	213,327
Depreciation, depletion and amortization	5,439,026	(1,972,505)	3,466,521	5,359,996	(1,973,169)	3,386,827
Accretion of asset retirement obligations	78,907	(15,742)	63,165	52,555	(14,720)	37,835
Loss on impairment of natural gas and crude oil properties	2,191,002	(2,191,002)	—	—	—	—
Total operating costs and expenses	10,719,665	(5,684,331)	5,035,334	9,994,431	(4,882,732)	5,111,699

Income (loss) from continuing operations	$(1,379,827)	$3,327,789	$1,947,962	$4,630,509	$339,200	$4,969,709

Interest income	—	—	—	889	—	889

Net income (loss) from continuing operations	$(1,379,827)	$3,327,789	$1,947,962	$4,631,398	$339,200	$4,970,598

Net income (loss) allocated to partners	$(1,379,827)	$3,327,789	$1,947,962	$4,631,398	$339,200	$4,970,598
Less: Managing General Partner interest in net income (loss)	(510,536)	1,231,282	720,746	1,713,617	125,504	1,839,121
Net income (loss) allocated to Investor Partners	$(869,291)	$2,096,507	$1,227,216	$2,917,781	$213,696	$3,131,477

Net income (loss) per Investor Partner unit	$(194)		$275	$653		$701

Investor Partner units outstanding	4,470.00		4,470.00	4,470.00		4,470.00

ROCKIES REGION 2007 LIMITED PARTNERSHIP
Pro Forma Condensed Balance Sheet
(unaudited)

	March 31, 2013
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$570,376	$13,831,901	$14,402,277
Other current assets	4,437,264	(2,227,076)	2,210,188
Total current assets	5,007,640	11,604,825	16,612,465
Properties and equipment, net	26,158,882	—	26,158,882
Assets held for sale	13,516,857	(13,516,857)	—
Other assets	58,699	—	58,699
Total Assets	$44,742,078	$(1,912,032)	$42,830,046

Liabilities and Shareholders' Equity
Liabilities
Current liabilities	$1,556,532	$(1,213,244)	$343,288
Asset retirement obligations	884,118	—	884,118
Liabilities held for sale	246,651	(246,651)	—
Total liabilities	2,687,301	(1,459,895)	1,227,406

Commitments and contingent liabilities

Partners' equity:
Managing General Partner	10,366,319	(167,291)	10,199,028
Limited Partners - 4,470 units issued and outstanding	31,688,458	(284,846)	31,403,612
Total Partners' equity	42,054,777	(452,137)	41,602,640
Total Liabilities and Equity	$44,742,078	$(1,912,032)	$42,830,046